Caterpillar Financial Asset Trust 2005-A
SERVICING REPORT	Exhibit 99.4

Distribution Date	2005 YEAR END
Transaction Month

Collection Period Month Begin	YEAR END STATEMENT
Collection Period Month End	AS OF 12/31/05
Previous Payment Date (or Closing Date)
Actual Days in Accrual Period

ORIGINAL DEAL PARAMETERS
Initial Note Value	$853,817,293.20
Initial Aggregate Contract Balance	$860,601,737.30
Number of Contracts	8,791
Wtd. Avg. APR	5.97%
Wtd. Avg. Remaining Term	44
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$12,807,259.40
Specified Reserve Account Balance	$17,076,345.86
Class A-1 Note Original Principal Balance	$214,300,000.00
Class A-1 Note Rate	3.2056%
Class A-1 Note Final Scheduled Distribution Date	April 25, 2006
Class A-1 CUSIP Number	149114 BV 1
Class A-2 Note Original Principal Balance	$219,000,000.00
Class A-2 Note Rate	3.66%
Class A-2 Note Final Scheduled Distribution Date	December 26, 2007
Class A-2 CUSIP Number	149114 BW 9
Class A-3 Note Original Principal Balance	$244,000,000.00
Class A-3 Note Rate	3.90%
Class A-3 Note Final Scheduled Distribution Date	February 25, 2009
Class A-3 CUSIP Number	149114 BX 7
Class A-4 Note Original Principal Balance	$142,360,000.00
Class A-4 Note Rate	4.10%
Class A-4 Note Final Scheduled Distribution Date	June 25, 2010
Class A-4 CUSIP Number	149114 BY 5
Class B Note Original Principal Balance	$23,480,000.00
Class B Note Rate	4.27%
Class B Note Final Scheduled Distribution Date	April 25, 2011
Class B CUSIP Number	149114 BZ 2
Certificate Balance	$10,677,293.20

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	N/A
Aggregate Contract Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2 Note Outstanding Principal Balance	N/A
Class A-2 Note Interest Shortfall	N/A
Class A-3 Note Outstanding Principal Balance	N/A
Class A-3 Note Interest Shortfall	N/A
Class A-4 Note Outstanding Principal Balance	N/A
Class A-4 Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections	$35,059,419.41
Total Principal Collections	$224,557,981.78
Residual Collections	$80,043.00
Warranty Repurchases Contracts	$0.00
Administrative Repurchases	$4,659,536.32
Liquidation Proceeds	$1,289,973.54
Reserve Account Reinvestment Income	$371,772.15
Total Available Amount	$266,018,726.20

Beginning Note Value	$853,817,293.20
Ending Note Value	$622,486,539.41
Beginning Aggregate Contract Balance	$860,601,737.30
Ending Aggregate Contract Balance	$626,771,525.42
Number of Contracts at Beginning of Period	8791
Number of Contracts at End of Period	7,927
Wtd. Avg. APR	5.91%
Wtd. Avg. Remaining Term	35
Aggregate Scheduled Amounts 31-60 days past due	$4,745,396.75
Aggregate Scheduled Amounts 61 days or more past due	$4,387,739.03
Net Losses on Liquidated Receivables this Period	$582,615.00
Repossessed Equipment not Sold or Reassigned (Beginning)	$0.00
Repossessed Equipment not Sold or Reassigned (End)	$2,599,361.84

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$5,624,404.84
Is CFSC or Affiliate Servicer (Yes / No)?	Yes
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?	Yes

Administration Fee	$4,500.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$2,654,587.72
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$2,654,587.72

Class A-2 Noteholders' Monthly Interest Distributable Amount	$5,944,755.00
Class A-2 Noteholders' Interest Carryover Shortfall	$0.00
Class A-2 Noteholders' Interest Distributable Amount	$5,944,755.00

Class A-3 Noteholders' Monthly Interest Distributable Amount	$7,057,700.00
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$7,057,700.00

Class A-4 Noteholders' Monthly Interest Distributable Amount	$4,328,930.33
Class A-4 Noteholders' Interest Carryover Shortfall	$0.00
Class A-4 Noteholders' Interest Distributable Amount	$4,328,930.33

Class A Noteholders' Monthly Interest Distributable Amount	$19,985,973.06
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$19,985,973.06

First Priority Principal Distribution Amount	$2,229,762.02

Class B Noteholders' Monthly Interest Distributable Amount	$743,592.03
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$743,592.03

Second Priority Principal Distribution Amount	$133,005,352.98

Net Excess Spread Amount	$4,505,421.09

Regular Principal Distribution Amount	$96,095,638.80

Total Required Payment	$155,964,680.09

Draw from Reserve Account	$0.00

Total Distribution Amount	$266,018,726.20

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee	$5,624,404.84
2. Administration Fee	$4,500.00
3. Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$19,985,973.06
4. First Priority Principal Distribution Amount to Principal Distribution Account	$2,229,762.02
5. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$743,592.03
6. Second Priority Principal Distribution Amount to Principal Distribution Account	$133,005,352.98
7. Deposit to Reserve Account	$4,269,086.46
8. Regular Principal Distribution Amount to Principal Distribution Account	$96,095,638.79
9. Deposit to Certificate Distribution Account	$4,060,416.02

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$214,300,000.00
2. Principal to Class A-2 Noteholders	$17,030,753.79
3. Principal to Class A-3 Noteholders	$0.00
4. Principal to Class A-4 Noteholders	$0.00
5. Principal to Class B Noteholders	$0.00
6. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	$12,807,259.40
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$17,076,345.86
Deposit to Reserve Account Needed	$4,269,086.46
Deposit to Reserve Account from Collection Account	$4,269,086.46
Specified Reserve Account Balance	$17,076,345.86
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$17,076,345.86

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$5,624,404.84
Servicing Fee Shortfall	$0.00

Class A-1 Interest Paid	$2,654,587.72
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$214,300,000.00
Ending Class A-1 Principal Balance	$0.00

Class A-2 Interest Paid	$5,944,755.00
Class A-2 Interest Shortfall	$0.00
Class A-2 Principal Paid	$17,030,753.79
Ending Class A-2 Principal Balance	$201,969,246.21

Class A-3 Interest Paid	$7,057,700.00
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$244,000,000.00

Class A-4 Interest Paid	$4,328,930.33
Class A-4 Interest Shortfall	$0.00
Class A-4 Principal Paid	$0.00
Ending Class A-4 Principal Balance	$142,360,000.00

Class B Interest Paid	$743,592.03
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$23,480,000.00

Deposit to Certificate Distribution Account	$4,060,416.02